FIFTH AMENDMENT TO FUND PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

Equitable Financial Life Insurance Company of America (the “Company”), an Arizona stock life insurance company, and Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust, each an open-end management investment company organized under the laws of Maryland (collectively, the “Fund”), Legg Mason Partners Fund Advisor, LLC (the “Advisor”), a Maryland limited liability company and Franklin Distributors, LLC, formerly known as Legg Mason Investor Services, LLC (the “Distributor”), a Delaware limited liability company, entered into a certain participation agreement dated December 1, 2010 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of September 19, 2022, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Fund, the Advisor and the Distributor (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add Variable Account AA to Schedule A of the Agreement. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:
Equitable Financial Life Insurance Company of America

By:
Print Name:	Kenneth T. Kozlowski
Title:	Chief Investment Officer
Date:

The Fund:
Legg Mason Partners Variable Equity Trust

By:
Print Name:	Jane Trust
Title:	President & CEO
Date:	10/31/2022

The Fund:
Legg Mason Partners Variable Income Trust

By:
Print Name:	Jane Trust
Title:	President & CEO
Date:	10/31/2022

The Advisor:
Legg Mason Partners Fund Advisor, LLC

By:
Print Name:	Jane Trust
Title:	President & CEO
Date:	10/31/2022

The Distributor:
Franklin Distributors, LLC

By:
Print Name:	Jeff Masom
Title:	President
Date:	10/30/2022

SCHEDULE A

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account
Equitable America Variable Account L	All Contracts
Equitable America Variable Account A	All Contracts
Equitable America Variable Account P	All Contracts
Equitable America Variable Account K	All Contracts
Equitable America Variable Account No. 70A	All Contracts
Variable Account AA	All Contracts

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